APPENDIX A

WELLS FARGO MASTER TRUST

ADMINISTRATION AGREEMENT

Funds of Wells Fargo Master Trust Covered by This Agreement

Fee of 0.15% of average daily net assets: except that no administration fee will be charged to the Master Trust Portfolios, so long as an administration fee is charged to the Gateway Funds of Wells Fargo Funds Trust.

C&B Large Cap Value Portfolio

Core Bond Portfolio

Diversified Fixed Income Portfolio

Diversified Large Cap Growth Portfolio

Diversified Stock Portfolio

Emerging Growth Portfolio

Equity Value Portfolio1

Index Portfolio

Inflation-Protected Bond Portfolio

International Equity Portfolio2

International Growth Portfolio

International Index Portfolio3

International Value Portfolio

Large Company Value Portfolio

Managed Fixed Income Portfolio

Short-Term Investment Portfolio

Small Cap Value Portfolio4

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

  At the February 21, 2013 meeting, the Board of Master Trust approved the reorganization of the Equity Value Portfolio into the Large Company Value Portfolio.  The reorganization will occur on or about April 19, 2013.

2  At the February 21, 2013 meeting, the Board of Master Trust approved the reorganization of the International Equity Portfolio into the International Value Portfolio.  The reorganization will occur on or about April 19, 2013.

3  At the February 21, 2013 meeting, the Board of Master Trust approved the reorganization of the International Index Portfolio into the International Growth Portfolio.  The reorganization will occur on or about April 19, 2013.

4  At the February 21, 2013 Board meeting, the Board of Master Trust approved the reorganization of the Small Cap Value Portfolio into the Small Company Value Portfolio.  The reorganization will occur on or about April 19, 2013.

Most recent annual approval:  March 29, 2012

Appendix A amended:  February 21, 2013

The foregoing fee schedule is agreed to as of February 21, 2013 and shall remain in effect until changed in writing by the parties.

WELLS FARGO MASTER TRUST

By: ________________________________

         C. David Messman

         Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By: ________________________________

         Andrew Owen

         Executive Vice President